Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Autobytel Inc. (the “Company”) on Form 10-K for the period ended December 31, 2005 (the “Report”), we, Richard A. Post, Chief Executive Officer of the Company, and Michael F. Schmidt, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RICHARD A. POST
Richard A. Post Chief Executive Officer March 16, 2006

/s/ MICHAEL F. SCHMIDT
Michael F. Schmidt Executive Vice President and Chief Financial Officer March 16, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Autobytel Inc. and will be retained by Autobytel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.